UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): April 15, 2022
COLONY BANKCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
115 South Grant Street, Fitzgerald, Georgia 31750
(Address of Principal Executive Offices) (Zip Code)
(229) 426-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2022, the Board of Directors of Colony Bankcorp, Inc. (the “Company”), the bank holding company for Colony Bank (the “Bank”), approved the separation of Ms. Tracie Youngblood and the appointment of Mr. Andrew Borrmann as her successor.

Ms. Youngblood, currently Executive Vice President and Chief Financial Officer of the Company and the Bank, will separate from employment with the Company and the Bank, effective as of June 8, 2022. In connection with her separation, and in exchange for her execution of a general release of claims and covenant not to sue in favor of the Company and the Bank, Ms. Youngblood will receive: (i) a lump sum severance payment equal to $235,000; (ii) a lump sum payment equal to $2,000; (iii) acceleration of vesting of 7,000 outstanding shares of time-based restricted stock; (iv) acceleration of vesting and a payout equal to $40,333.56 of her time-based deferred incentive awards; and (v) payout of her accrued and unused paid-time off. The restrictive covenants included in Ms. Youngblood’s employment agreement with the Bank will survive her termination of employment pursuant to their terms. The foregoing description of Ms. Youngblood’s separation agreement is qualified in its entirety by the full text of the separation agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2022.

The Company has selected Mr. Andrew Borrmann, the current Chief Strategy Officer of the Company and the Bank, as Ms. Youngblood’s successor, effective June 8, 2022. Mr. Borrmann (age 51) has served as Executive Vice President and Chief Strategy Officer of the Company and the Bank since August 2021. He previously served as Executive Vice President and Chief Financial Officer of SouthCrest Financial Group, Inc. and SouthCrest Bank, N.A. (collectively, “SouthCrest”) from 2014 until SouthCrest’s merger with the Company in August 2021. From 2011 through 2014, Mr. Borrmann served as Director of Finance at SouthCrest. Prior to his time at SouthCrest, Mr. Borrmann was employed as a publishing research analyst in the community and regional banks industry at both Morgan Keegan and SunTrust Robinson Humphrey.

There are no understandings or arrangements with any persons regarding the appointment of Mr. Borrmann to these positions, there are no reportable related-party transactions with Mr. Borrmann, and there are no family relationships between him and any other officer or director of the Company. Additionally, Mr. Borrmann has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: April 15, 2022	By:	/s/ T. Heath Fountain
T. Heath Fountain
President and Chief Executive Officer